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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in Registration Statements (Form S-8 Nos. 333-130600 and 333-125713) pertaining to the LHC Group, Inc. 2006 Employee Stock Purchase Plan and the LHC Group, Inc. 2005 Incentive Plan of our report dated March 24, 2006, with respect to the consolidated financial statements of LHC Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

                                                           /s/ Ernst & Young LLP

New Orleans, Louisiana
March 24, 2006